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                                                                   EXHIBIT 23(a)


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2001 relating to the financial statements and financial statement schedules of ADTRAN, Inc., which appears in ADTRAN, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 29, 2001 relating to the financial statements, which appears in the Annual Report of ADTRAN, Inc. 401(k) Employee Savings Plan on Form 11-K for the year ended December 31, 2000.


 /s/ PRICEWATERHOUSECOOPERS LLP
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     PricewaterhouseCoopers LLP

Birmingham, Alabama
July 25, 2001